                                  FORM OF PROXY

EVERY SHAREHOLDER'S VOTE IS IMPORTANT
PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and either return it in the enclosed envelope to: American Century Investments, c/o Proxy
Tabulator, P.O. Box 9043, Smithtown, NY 11787-9831 or fax both sides to
1-888-796-9932. If you prefer, you can vote online at
https://vote.proxy-direct.com or by telephone at 1-800-597-7836. This proxy will not be voted unless it is dated and signed exactly as instructed on this card.

                  Please detach at perforation before mailing.

PROXY                          [FUND NAME DROP IN]                   PROXY

                (A Series of American Century Mutual Funds, Inc.)
               SPECIAL MEETING OF SHAREHOLDERS - November 16, 2001

This Proxy is solicited on behalf of the Board of Directors of American Century
Mutual Funds, Inc. and relates to a proposal that applies to Fund listed above.
By signing below, I (we) appoint as proxies Charles A. Etherington, Charles C.S.
Park, Janet A. Nash, Brian L. Brogan, and Otis H. Cowan and each of them (with power of substitution) to vote for the undersigned all shares of common stock I
(we) own in the fund. The authority I am (we are) granting applies to the above-referenced meeting and any adjournments of that meeting, with all the power I (we) would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the
Company or the series or class, as applicable.

                        VOTE BY INTERNET: https://vote.proxy-direct.com
                        VOTE BY TELEPHONE: 1-800-597-7836
                        CONTROL NUMBER:

                              If shares are held by an individual,
                              sign your name exactly as it appears
                              on this card. If shares are held
                              jointly, either party may sign, but
                              the name of the party signing should
                              conform exactly to the name shown on
                              this proxy card. If shares are held
                              by a corporation, partnership or
                              similar account, the name and the
                              capacity of the individual signing
                              the proxy card should be indicated -
                              for example: "ABC Corp.,
                              John Doe, Treasurer."

                              X
                              ----------------------------------------------------
                              Signature                                 Date
                              X
                              ----------------------------------------------------
                              Signature of joint owner, if any          Date

PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE
REQUIRED IF MAILED IN THE U.S.

                            (Please see reverse side)

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Please detach at perforation before mailing.

Please indicate your vote by marking the appropriate box below. Example:
The Board of Directors recommends a vote "FOR" the proposal.

                                                                      FOR  AGAINST  ABSTAIN

1.  Approval of the proposed Agreement and Plan of Reorganization     / /    / /      / /
    and all transactions necessary to implement the Agreement as described in the proxy statement.

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY.